State of Delaware
                                                                          Page 1
                        Office of the Secretary of State
                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "COMTECH TELECOMMUNICATIONS CORP.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF DECEMBER, A.D. 1999, AT 9 O'CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                  [SEAL OF THE SECRETARY'S OFFICE OF DELAWARE]


2113228 8100                                /s/ Edward J. Freel
991547533                                   -------------------
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION: 0152258
                                                      DATE: 12-20-99

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/17/1999
991547533-2113228

                        COMTECH TELECOMMUNICATIONS CORP.

                            CERTIFICATE OF AMENDMENT
                                       TO
                       THE CERTIFICATE OF INCORPORATION

It is hereby certified that:

        1. The name of the corporation is Comtech Telecommunications Corp. (the "Corporation").

        2. The certificate of incorporation of the Corporation is hereby amended by deleting paragraph (a) of Article FOURTH thereof and replacing in lieu and instead thereof a new paragraph (a) of Article FOURTH, to read as follows:

            "FOURTH: (a) the aggregate number of shares which the Corporation shall have authority to issue is Thirty Two Million (32,000,000) shares, of which Thirty Million (30,000,000) shares shall be Common Stock, par value ten cents ($.10)("Common Stock"), and Two Million (2,000,000) shares shall be Preferred Stock, par value ten cents ($.10) ("Preferred Stock"):"

        3. The Board of Directors of the Corporation unanimously adopted a resolution proposing and declaring the advisability of the foregoing amendment to the certificate of incorporation, and recommended the adoption of such amendment by the stockholders of the Corporation.

        4. The stockholders of the Corporation, at an annual meeting of stockholders held on December 14, 1999, approved the foregoing amendment to the certificate of incorporation of the Corporation.

        5. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Comtech Telecommunications Corp. has caused this Certificate of Amendment to be executed in its corporate name by its President and attested by its Secretary this 15th day of December, 1999.

                                        COMTECH TELECOMMUNICATIONS CORP.


                                        By: /s/ Fred Kornberg
                                            -----------------------------
                                            FRED KORNBERG,
                                            Chairman, Chief Executive Officer
                                            and President

Attest:


/s/ Gail Segui
--------------
GAIL SEGUI
Secretary